UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2024

PowerSchool Holdings, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40684	85-4166024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Parkshore Drive Folsom, California	95630
(Address of principal executive offices)	(Zip Code)

(877) 873-1550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWSC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On October 1, 2024 (the “Closing Date”), PowerSchool Holdings, Inc., a Delaware corporation (the “Company”) completed its previously announced merger with BCPE Polymath Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of BCPE Polymath Buyer, Inc., a Delaware corporation (“Parent”). Pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 6, 2024, by and among the Company, Parent and Merger Sub, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliates of investment funds advised by Bain Capital Private Equity, LP (“Bain”).

The description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including, without limitation, the Merger) in this Current Report on Form 8-K (this “Current Report”) does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2024, and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introduction to this Current Report (the “Introduction”) is incorporated by reference into this Item 1.01.

Concurrently with the closing of the Merger, Parent, as the borrower, and the Company, as a guarantor, entered into that certain Credit Agreement with Ares Capital Corporation as administrative agent and collateral agent, the lenders from time to time party thereto and the guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) a senior secured term loan facility in an aggregate principal amount of $2,375,000,000 (the “Term Loan”), (ii) a senior secured delayed draw term loan facility in an aggregate principal amount of $500,000,000, and (iii) a senior secured revolving credit facility in an aggregate principal commitment amount of $300,000,000. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company paid all outstanding fees and expenses and terminated all credit commitments outstanding under that certain First Lien Credit Agreement, dated as of August 1, 2018, as amended, amended and restated, supplemented or otherwise modified from time to time, among Severin Acquisition, LLC, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, and all pledge, security and other agreements and documents related thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and under Item 3.03, Item 5.01, Item 5.02 and Item 5.03 of this Current Report is incorporated by reference into this Item 2.01.

On October 1, 2024, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Merger was completed, with Merger Sub being merged with and into the Company, and the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) (including each share of Class A Common Stock resulting from the exchange of limited liability company units of PowerSchool Holdings LLC (“LLC Units”)), other than (i) any shares of Class A Common Stock held by the Company as treasury stock or owned by Parent or any of its affiliates or subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (the “Owned Company Shares”), (ii) certain shares of Class A Common Stock (the “Rollover Shares”), which were transferred together with certain LLC Units (“Rollover Units”) to BCPE Polymath Topco, LP, a Delaware limited partnership and affiliate of investment funds advised by Bain (“BCPE Topco”) and/or its subsidiaries, immediately prior to the Effective Time pursuant to support and rollover agreements entered into in connection with the Merger Agreement and (iii) shares of Class A Common Stock held by holders who have not consented to the adoption of the Merger Agreement in writing and who have properly exercised appraisal rights with respect to their shares in accordance with, and who have complied with, Section 262 of, the General Corporation Law of the State of Delaware (the “Appraisal Shares”), was automatically cancelled, extinguished and converted into the right to receive $22.80 in cash without interest thereon (the “Per Share Price”), after giving effect to any required withholding taxes.

At the Effective Time, pursuant to the terms of the Merger Agreement, each share of Class B common stock, par value $0.0001 per share, of the Company issued and outstanding as of immediately prior to the Effective Time, was automatically cancelled and no payment was made with respect thereto.

Immediately prior to the Effective Time, all Rollover Shares and Rollover Units were transferred to BCPE Topco and/or its subsidiaries and, at the Effective Time, were automatically cancelled without any conversion thereof or consideration paid therefor. In exchange for the delivery of such Rollover Shares and Rollover Units to BCPE Topco and/or its subsidiaries, such holders of the Rollover Shares and the Rollover Units were issued certain equity interests of BCPE Topco and/or its subsidiaries. The aggregate value of the Rollover Shares and the Rollover Units cancelled and exchanged for equity interests of BCPE Topco and/or its subsidiaries at the Effective Time was approximately $1.68 billion.

At the Effective Time, each award of restricted stock units of the Company (the “Company RSUs”) that was outstanding and vested immediately prior to the Effective Time or that vested in accordance with its terms as a result of the completion of the Merger (a “Vested Company RSU”) was automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Class A Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

At the Effective Time, each award of Company RSUs outstanding immediately prior to the Effective Time that was not a Vested Company RSU (an “Unvested Company RSU”) was automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Class A Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amount”), which Cash Replacement Company RSU Amount will, subject to the holder’s continued service through the applicable vesting dates, vest and become payable at the same time as the Unvested Company RSU for which the Cash Replacement Company RSU Amount was exchanged would have vested and been payable pursuant to its terms, and otherwise generally has the same terms and conditions as applied to the Unvested Company RSU for which it was exchanged.

At the Effective Time, each award of market share units of the Company (“Company MSUs”) outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into a restricted stock unit award with respect to the common equity in Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent (the “Replacement Company MSU Award”), with the number of shares or units covered by such Replacement Company MSU Award equal to the quotient of (i) the product of (A) the Per Share Price and (B) the total number of shares of Class A Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the performance factor based on the Per Share Price) and (ii) the fair market value of such share or unit as of the Effective Time. The Replacement Company MSU Award will, subject to the holder’s continued service through the applicable vesting dates, vest and settle at the same time as the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and settled pursuant to its terms, and otherwise generally has the same terms and conditions (including with respect to service-based vesting conditions but excluding any performance-based vesting conditions) as applied to the Company MSU for which it was exchanged.

At the Effective Time, each award of performance share units of the Company (“Company PSUs”) outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into a performance stock unit award with respect to the common equity in Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent (the “Replacement Company PSU Award”), with the number of shares or units covered by such Replacement Company PSU Award equal to the quotient of (i) the product of (A) the Per Share

Price and (B) the total number of shares of Class A Common Stock subject to such Company PSU as of immediately prior to the Effective Time (assuming target level of performance) and (ii) the fair market value of such share or unit as of the Effective Time. The Replacement Company PSU Award will, subject to the holder’s continued service through the applicable vesting dates and satisfaction of the applicable performance condition applicable to such Company PSUs, vest and settle at the same time as the Company PSUs for which such Replacement Company PSU Award was exchanged would have vested and settled pursuant to its terms, and otherwise generally has the same terms and conditions (including with respect to service-based and performance-based vesting conditions) as applied to the Company PSU for which it was exchanged.

The foregoing description does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2024 and is incorporated herein by reference.

A copy of the press release issued by the Company on the Closing Date announcing the completion of the Merger is filed as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 and Item 3.03 of this Current Report is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, the Company notified representatives of the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that NYSE suspend trading of the Class A Common Stock on NYSE prior to the opening of trading on October 1, 2024. In addition, the Company requested that NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Class A Common Stock from NYSE. The Company also intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Class A Common Stock under Section 12(g) of the Exchange Act and suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the completion of the Merger, each share of Class A Common Stock (other than the Owned Company Shares, the Rollover Shares and the Appraisal Shares) was automatically cancelled, extinguished and converted into the right to receive the Per Share Price.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, Item 3.03 and Item 5.03 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger on October 1, 2024, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

In connection with the Merger, the aggregate purchase price paid for all outstanding shares of the Company (excluding the Owned Company Shares and the Rollover Shares) was approximately $3.01 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from approximately $1.75 billion of equity contributions from Bain or its affiliates, and approximately $2.38 billion of proceeds received in connection with the Term Loan.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

As a result of the Merger, at the Effective Time, (a) each of Hardeep Gulati, Laurence Goldberg, Maneet S. Saroya, Betty Hung, Gwen Reinke, Zach Levitt, Judy Cotte, Amy McIntosh, Barbara Byrne and Ronald D. McCray resigned from the Board of Directors of the Company (the “Board”) and any committees of the Board on which they served and ceased to be directors of the Company, and the directors of Merger Sub immediately prior to the completion of the Merger continued as the directors of the Surviving Corporation; and (b) the officers of the Company immediately prior to the completion of the Merger became the officers of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time and by virtue of the Merger, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Second Amended and Restated Certificate of Incorporation”). Immediately after the Effective Time, the bylaws of the Surviving Corporation were amended and restated in their entirety (the “Second Amended and Restated Bylaws”).

Copies of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report, respectively, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On October 1, 2024, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, by and among PowerSchool Holdings, Inc., BCPE Polymath Buyer, Inc., and BCPE Polymath Merger Sub, Inc., dated June 6, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2024).*

3.1	Second Amended and Restated Certificate of Incorporation of PowerSchool Holdings, Inc., dated as of October 1, 2024.

3.2	Second Amended and Restated Bylaws of PowerSchool Holdings, Inc., dated as of October 1, 2024.

99.1	Press Release dated as of October 1, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSCHOOL HOLDINGS, INC.

Date: October 1, 2024	By:	/s/ Eric Shander
Name: Eric Shander
Title: President and Chief Executive Officer